Exhibit 22.1
List of Guarantor Subsidiaries
The following subsidiaries of Holly Energy Partners, L.P. (the “Partnership”) were, as of December 31, 2021, listed as guarantors or as co-issuer under the Partnership’s Registration Statement on Form S-3 (No. 333-228715):

Name of Subsidiary Guarantor or Co-Issuer	Jurisdiction of Formation

Holly Energy Finance Corp. (co-issuer)	Delaware
Cheyenne Logistics LLC	Delaware
El Dorado Logistics LLC	Delaware
El Dorado Operating LLC	Delaware
El Dorado Osage LLC	Delaware
Frontier Aspen LLC (f/k/a HEP Casper SLC LLC)	Delaware
HEP Cheyenne LLC	Delaware
HEP Cushing LLC (f/k/a HEP Cheyenne Shortline LLC)	Delaware
HEP El Dorado LLC	Delaware
HEP Logistics GP, L.L.C.	Delaware
HEP Mountain Home, L.L.C.	Delaware
HEP Oklahoma, LLC	Delaware
HEP Pipeline, L.L.C.	Delaware
HEP Pipeline GP, L.L.C.	Delaware
HEP Refining, L.L.C.	Delaware
HEP Refining GP, L.L.C.	Delaware
HEP Tulsa LLC	Delaware
HEP UNEV Holdings LLC	Delaware
HEP UNEV Pipeline LLC	Delaware
HEP Woods Cross, L.L.C.	Delaware
Holly Energy Holdings LLC	Delaware
Holly Energy Storage-Lovington LLC	Delaware
Lovington-Artesia, L.L.C.	Delaware
Roadrunner Pipeline, L.L.C.	Delaware
SLC Pipeline LLC (f/k/a HEP SLC LLC)	Delaware
Woods Cross Operating LLC	Delaware
HEP Fin-Tex/Trust-River, L.P.	Texas
HEP Pipeline Assets, Limited Partnership	Delaware
HEP Navajo Southern, L.P.	Delaware
HEP Refining Assets, L.P.	Delaware
Holly Energy Partners-Operating, L.P.	Delaware

* The above-listed entities also serve as co-issuer and as guarantors, respectively, of the Partnership’s 5.000% Senior Notes due 2028 (the “Senior Notes”). The Senior Notes were issued in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to persons outside the United States pursuant to Regulation S under the Securities Act.